FOR IMMEDIATE RELEASE                                               18 June 2003



             CHANGE OF DATE FOR SECOND QUARTER RESULTS ANNOUNCEMENT


Metro International S.A. ("Metro"), the international newspaper group, today announced that it will release its results for the second quarter and six months ended 30 June 2003 on Thursday 24th July 2003, earlier than the previously announced date of Tuesday 5th August 2003.



For further information, please visit www.metro.lu, email info@metro.lu or contact:
Pelle Tornberg, President & CEO                      tel: +44 (0) 20 7016 1300
Matthew Hooper, Investor & Press Relations           tel: +44 (0) 20 7321 5010

Metro is the world's largest free newspaper, publishing and distributing 25 editions in 16 countries in 14 languages: Stockholm, Prague, Gothenburg, Hungary, the Netherlands, Helsinki, Malmo, Santiago, Philadelphia, Toronto, Rome, Milan, Warsaw, Athens, Montreal, Barcelona, Boston, Madrid, Copenhagen, Aarhus, Paris, Marseille, Lyon, Hong Kong and Seoul.

Metro International S.A. `A' and `B' shares are listed on the Stockholmsborsen `O-List' and on the Nasdaq stock market under the symbols MTROA and MTROB.

This press release contains certain "forward-looking statements" with respect to our expectations and plans, strategy, management's objectives, future performance, costs, revenues, earnings and other trend information. It is important to note that our actual results in the future could differ materially from those anticipated in forward-looking statements depending on various important factors. Please refer to the documents we have filed with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended, including our most recent annual report on Form 20-F, for a discussion of certain of these factors.

All forward-looking statements in this press release are based on information available to us on the date hereof. All written or oral forward-looking statements attributable to Metro International S.A, any Metro International S.A. members or persons acting on our behalf are expressly qualified in their entirety by the factors referred to above. We do not intend to update these forward-looking statements.